SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 20, 2007

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 20, 2007, the Board of Directors approved the following 2006 annual incentive bonus payment for the Chief Executive Officer (“CEO”) and on February 19, 2007, the Compensation and Benefits Committee of the Board of Directors (the “Committee”) approved the following 2006 annual incentive payments for the other executive officers:

Executive Officer	2006 Annual Incentive
James F. Orr	$1,326,271
David F. Dougherty	$736,365
Earl C. Shanks	$466,255
William H. Hawkins II	$350,541
Timothy M. Wesolowski	$103,685
Thomas A. Cruz	$111,122

The Board also approved the performance metrics that will be used to determine the 2007 annual incentive awards for the CEO. The Compensation and Benefits Committee previously approved the performance metrics that will be used to determine the 2007 annual incentive awards for the other executive officers. The 2007 annual incentive awards will be based on levels of achievement of a pre-established Earnings Per Share target and the achievement of pre-established personal performance goals and metrics. These two criteria are weighted equally. The portion of the annual incentive award that is based on satisfaction of the objective performance criteria described above is paid pursuant to the terms of the Annual Executive Incentive Plan (which was previously filed as an exhibit to the Form 8-K filed on February 24, 2005). This plan was approved by shareholders at the 2002 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	William H. Hawkins II
William H. Hawkins II
Senior Vice President General Counsel
and Secretary

Date: February 21, 2007